Exhibit 99.1

MEMORANDUM OF UNDERSTANDING

WHEREAS,  there is a consolidated putative class action lawsuit currently pending in the Superior Court of the State of California, County of Orange (“Superior Court”), styled In re Advanced Medical Optics, Inc. Shareholder Litigation, Case No. 30-2009-00236910 (the “Action”), which is the consolidation of four separate actions purportedly brought on behalf of the stockholders of Advanced Medical Optics, Inc. (“AMO”) against Abbott Laboratories, Rainforest Acquisition, Inc. (together with Abbott Laboratories, “Abbott”), AMO, and the members of AMO’s board of directors (the “Individual Defendants” and, collectively with AMO and Abbott, “Defendants”);

WHEREAS,  on January 12, 2009, Abbott and AMO announced that they had entered into a January 11, 2009, Agreement and Plan of Merger (“Merger Agreement”) pursuant to which Abbott would acquire all outstanding shares of AMO common stock not otherwise owned by Abbott for $22 per share through a cash tender offer, as set forth in the Schedule SC TO-T filed with the Securities and Exchange Commission (“SEC”) on January 12, 2009 (the “Tender Offer”);

WHEREAS, on January 27, 2009, AMO filed with the SEC a Schedule 14d-9 disclosing the AMO Board’s unanimous recommendation that AMO stockholders accept the Tender Offer and tender their shares;

WHEREAS, plaintiffs in the Action challenge the Tender Offer and certain provisions of the Merger Agreement;

WHEREAS, counsel for plaintiffs (“Plaintiffs’ Counsel”) have alleged that there are certain deficiencies in the disclosures in the Schedule 14d-9;

WHEREAS, Defendants produced over 10,500 pages of documents to Plaintiffs’ Counsel in response to a request for production of documents in the Action;

WHEREAS, third parties Goldman Sachs & Co. (“Goldman Sachs”) and UBS Securities LLC (“UBS”), the financial advisors to AMO, and Morgan Stanley & Co., Inc. (“Morgan Stanley”), the financial advisor to Abbott, produced several hundred pages of documents in response to an informal request for production of documents;

WHEREAS,  Plaintiffs’ Counsel have taken the depositions of Individual Defendants James O. Rollans and G. Mason Morfit, as well as a representative of Abbott and a representative of Goldman Sachs;

WHEREAS, subsequent to the filing of the Action, the Superior Court set a briefing schedule for plaintiffs’ motion for a temporary restraining order preventing the Tender Offer from going forward, with plaintiffs’ opening brief to be filed by noon on February 16, 2009, Defendants’ opposition to be filed by 3 p.m. on February 20, 2009, and plaintiffs’ supplemental brief, if any, to be filed by 10 a.m. on February 23, 2009;

WHEREAS, the Superior Court set a hearing for plaintiffs’ motion for a temporary restraining order on February 23, 2009, at 10:30 a.m.;

WHEREAS,  counsel for AMO and Abbott on the one hand, and Plaintiffs’ Counsel on the other hand, have engaged in arm’s-length negotiations concerning a possible settlement of the Action;

WHEREAS,  between February 10, 2009, and the date of this Memorandum of Understanding (the “Memorandum”), Plaintiffs’ Counsel and counsel for Defendants have had numerous discussions and negotiations relating to the Tender Offer, including disclosures and other material terms and conditions set forth in this Memorandum;

WHEREAS,  counsel for all parties to the Action have reached an agreement in principle, set forth in this Memorandum, providing for the settlement of the Action between and among plaintiffs, on behalf of themselves and the putative Class (defined below), and Defendants, on the terms and subject to the conditions set forth below (the “Settlement”);

WHEREAS,  Defendants have consented to the conditional certification of the Action as a class action pursuant to California Code of Civil Procedure Section 382 for settlement purposes only as defined in Paragraph 5(a), below;

WHEREAS,  Plaintiffs’ Counsel have determined that a settlement of the Action on the terms reflected in this Memorandum is fair, reasonable, adequate, and in the best interests of Plaintiffs and the putative Class;

WHEREAS,  Defendants, to avoid the costs, disruption and distraction of further litigation, and without admitting the validity of any allegations made in the Action, or any liability with respect thereto, have concluded that it is desirable that the claims against them be settled and dismissed on the terms reflected in this Memorandum;

NOW, THEREFORE, as a result of the foregoing and the negotiations among counsel, the parties to the Action have agreed in principle as follows:

1.  AMO will provide additional disclosures recommended as set forth in Attachment A in an amended Schedule 14d-9 to be filed with the SEC on or before February 17, 2009, and neither plaintiffs nor Plaintiffs’ Counsel shall seek additional disclosure as a condition of this Settlement.

2.  AMO and Abbott will modify the Merger Agreement to reflect the changes set forth in Attachment B, and neither plaintiffs nor Plaintiffs’ Counsel shall seek additional modifications to the Merger Agreement as a condition of this Settlement.

3.  The parties to the Action will use their best efforts to agree upon, execute and present to the Superior Court, within 30 days of the closing of the merger, a formal stipulation of settlement (“Stipulation”) and such other documents as may be necessary and appropriate to obtain the prompt approval by the Superior Court of the Settlement and the dismissal with prejudice of the Action in the manner contemplated herein and by the Stipulation.

4.  Pending the negotiation and execution of the Stipulation, all proceedings in the Action, except for settlement-related proceedings, shall be suspended.  The Stipulation shall provide that all proceedings in the Action, except for settlement-related proceedings, shall be suspended until the settlement-related proceedings are concluded.

5.  The Stipulation shall include, among other things, the following provisions:

(a)  for the conditional certification of the Action as a consolidated class action pursuant to California Code of Civil Procedure Section 382 on behalf of a class consisting of all common stockholders of AMO, other than Defendants, from January 12, 2009, through and including the date of the consummation of the Tender Offer, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them (the “Class”);

(b)  for the complete discharge, dismissal with prejudice, settlement and release of, and an injunction barring, all claims, demands, rights, actions or causes of action, rights, liabilities, damages, losses, obligations, judgments, suits, fees, expenses, costs, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, that have been, could have been, or in the future can or might be asserted in the Action or in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal or state statutory or common law relating to alleged fraud, breach of any duty, negligence, violations of the federal securities laws or otherwise) by or on behalf of any member of the Class, whether individual, class, derivative, representative, legal, equitable or any other type or in any other capacity against Defendants and/or their respective families, parent entities, associates, affiliates or subsidiaries, and each and all of their respective past, present or future officers, directors, stockholders, agents, representatives, employees, attorneys, financial or investment advisors, advisors, consultants, accountants, investment bankers, commercial bankers, trustees, engineers, agents, insurers, co-insurers and reinsurers, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, heirs, executors, personal or legal representatives, estates, administrators, predecessors, successors and assigns (collectively, the “Released Persons”), whether or not any such Released Persons were named, served with process or appeared in the Action, which have arisen, could have arisen, arise now or hereafter arise out of, or relate in any manner to the allegations, facts, events, transactions, matters, acts, occurrences, statements, representations, misrepresentations, omissions, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved or set forth in, or referred to or otherwise related, directly or indirectly, in any way to, the Action or the subject matter of the Action, and including without limitation any claims in any way related to:  (i) the Tender Offer, or any amendment thereto; (ii) the fiduciary obligations of any of the Defendants or Released Persons in connection with the Tender Offer, or any amendment thereto; (iii) the negotiations in connection with the Tender Offer, or any amendment thereto; and (iv) the disclosure obligations of any of the Defendants or Released Persons in connection with the Tender Offer, or any amendment thereto (collectively, the “Settled Claims”); provided, however, that the Settled Claims shall not include the right of the plaintiffs or any members of the Class to enforce in the Court the terms of the Stipulation or any properly perfected claims for appraisal in connection with the merger that is proposed to be consummated following the Tender Offer;

(c)  that Defendants and the Released Persons release plaintiffs, members of the Class and their counsel, from all claims arising out of the instituting, prosecution, settlement or resolution of the Action, provided however, that the Defendants and Released Persons shall retain the right to enforce in the Court the terms of the Stipulation or this Memorandum

(d)  that Defendants have denied, and continue to deny, that any of them have committed or have threatened to commit or have aided or abetted the alleged commission of any violations of law or breaches of duty to the plaintiffs, the Class or anyone else;

(e)  that Defendants are entering into the Settlement solely because it will eliminate the uncertainty, distraction, burden and expense of further litigation;

(f)  that the Settlement is subject to the successful completion of the Tender Offer, including any amendment thereto;

(g)  that in the event the Settlement does not become final for any reason, Defendants reserve the right to oppose certification of any class, as well as defend on the merits, in future proceedings; and

(h)  that subject to the Order of the Superior Court, pending final determination of whether the Settlement should be approved, plaintiffs and all members of the Class, and any of them, are barred and enjoined from commencing, prosecuting, instigating or in any way participating in the commencement or prosecution of any action asserting any Settled Claims, either directly, representatively, derivatively or in any other capacity, against any Released Person.

6.  This Memorandum shall be null and void and of no force and effect, unless otherwise agreed to by the parties pursuant to the terms hereof, if:  (i) the Settlement does not obtain final Superior Court approval; provided, however, that any decision by the Superior Court not to approve the amount of attorneys’ fees and expenses sought by Plaintiffs’ Counsel shall not void the Stipulation or the Settlement; or (ii) the Tender Offer, including any amendment thereto, is not concluded for any other reason.  In the event any party withdraws from the Settlement, this Memorandum shall not be deemed to prejudice in any way the respective positions of the parties with respect to the Action, and neither the existence of this Memorandum nor its contents shall be admissible in evidence or shall be referred to for any purpose in the Action or in any other litigation or proceeding.

7.  The Stipulation shall provide a statement that:  (i) the release contemplated by the Stipulation shall extend to claims that the parties granting the release (the “Releasing Parties”) do not know or suspect to exist at the time of the release, which if known, might have affected the Releasing Parties’ decision to enter into the release; (ii) the Releasing Parties shall be deemed to relinquish, to the extent applicable, and to the full extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code; and (iii) the Releasing Parties shall be deemed to waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542.

8.  If any action is filed in state or federal court asserting claims that are related to the subject matter of the Action prior to final court approval of the proposed Settlement, the parties shall cooperate in obtaining the dismissal or withdrawal of such related litigation, including where appropriate joining in any motion to dismiss such litigation.

9.  This Memorandum will be executed by counsel for the parties to the Action, each of whom, subject to the approval by the board of directors of AMO and any necessary corporate action by Abbott, represents and warrants that they have the authority from their client(s) to enter into this Memorandum and bind their client(s) thereto, that plaintiffs are the only holders and owners of their claims and causes of action asserted in the Action, and that none of plaintiffs’ claims or causes of action referred to in any complaint or amended complaint in the Action or this Memorandum have been assigned, encumbered or in any manner transferred in whole or in part.

10.  This Memorandum, the Stipulation and the Settlement shall be governed by and construed in accordance with the laws of the State of California, without regard to California’s principles governing choice of law.  The parties agree that any dispute arising out of or relating in any way to this Memorandum, the Stipulation or the Settlement shall not be litigated or otherwise pursued in any forum or venue other than the Superior Court, and the parties expressly waive any right to demand a jury trial as to any such dispute.

11.  This Memorandum may be modified or amended only by a writing, signed by all of the signatories hereto, that refers specifically to this Memorandum.

12.  The provisions contained in this Memorandum shall not be deemed a presumption, concession or admission by any Defendant of any fault, liability or wrongdoing as to any facts or claims that have been or might be alleged or asserted in the Action, or any other action or proceeding that has been, will be, or could be brought, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding, whether civil, criminal or administrative, for any purpose other than as provided expressly herein.

13.  This Memorandum shall be binding upon and inure to the benefit of the parties and their respective agents, executors, heirs, successors and assigns.

14.  Subject to the terms and conditions of this Memorandum, the terms and conditions of the Stipulation contemplated hereby, and subject to final approval of the Settlement and such fees by the Superior Court, Defendants shall pay $1,310,000 to Plaintiffs’ Counsel for their fees and expenses, or such lesser amount of attorneys’ fees and expenses that is approved by the Superior Court (as modified on any appeal that may properly be taken).  Plaintiffs and Plaintiffs’ Counsel agree not to request that the Court approve payment of attorneys’ fees and expenses in excess of the aggregate amount set forth above, and Defendants agree not to oppose Plaintiffs’ Counsels’ request for approval in an amount not exceeding such amount, both in the Superior Court and on any appeal by putative class members.  Plaintiffs’ Counsel warrants that no portion of such fees and expenses shall be paid to any named plaintiff or any member of the Class.  Defendants shall pay such Fees and Expenses awarded by the Superior Court to Plaintiffs’ Counsel within ten (10) business days after final approval by the Superior Court, provided, however, that in no event shall such payment be required prior to the date of consummation of the Tender Offer.  In the event that such order is reversed or modified on appeal, Plaintiffs’ Counsel shall refund to Defendants any advanced amount and all interest accrued or accumulated thereon.  Except as provided herein, the Released Persons shall bear no other expenses, costs, damages, or fees alleged or incurred by any of the named plaintiffs, by any member of the Class, or by any of their attorneys, experts, advisors, agents or representatives.

15.  Plaintiffs’ Counsel shall be responsible for providing notice of the Settlement to the members of the Class.  Defendants shall pay all reasonable costs and expenses incurred in providing notice of the Settlement to the members of the Class.

16.  This Memorandum may be executed in any number of actual or telecopied counterparts and by each of the different parties on several counterparts, each of which when so executed and delivered will be an original.  The executed signature page(s) from each actual or telecopied counterpart may be joined together and attached and will constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Memorandum effective as of the date set forth below.

DATED: February 14, 2009	COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP DARREN J. ROBBINS RANDALL J. BARON DAVID T. WISSBROECKER 655 West Broadway, Suite 1900 San Diego, CA 92101 Telephone: 619/231-1058 Fax: 619/231-7423

/s/ David T. Wissbroecker
DAVID T. WISSBROECKER

Lead Counsel for Plaintiffs

DATED: February 14, 2009

O’MELVENY & MYERS LLP

SETH ARONSON

400 South Hope Street
Los Angeles, CA 90071
Telephone: 213/430-7486
Fax: 213/430-6407

MICHAEL G. YODER
PHILLIP KAPLAN

610 Newport Center Drive, Suite 1700
Newport Beach, CA 92660
Telephone: 949/760-9600
Fax: 949/823-6994

/s/ Seth Aronson
SETH ARONSON

Attorneys for Defendants Advanced Medical Optics, Inc., James V. Mazzo, James O. Rollans, Christopher G. Chavez, Elizabeth H. Davila, Daniel J. Heinrich, William J. Link, G. Mason Morfit, Michael A. Mussallem, Deborah J. Neff, and Robert J. Palmisano

DATED: February 14, 2009	DAVIS POLK & WARDWELL NEAL A. POTISCHMAN 1600 El Camino Real Menlo Park, CA 94025 Telephone: 650/752-2000 Fax: 650/752-2111

/s/ Neal A. Potischman
NEAL A. POTISCHMAN

Attorneys for Defendants Abbott Laboratories and Rainforest Acquisition Inc.